Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE NINE MONTHS AND QUARTER ENDED SEPTEMBER 30, 2019, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…October 16, 2019… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $16,994,000, and fully diluted earnings per common share of $1.25 for the nine months ended September 30, 2019, compared to $16,008,000 and $1.16 per fully diluted common share for the nine months ended September 30, 2018.
THIRD QUARTER FINANCIAL HIGHLIGHTS

•	Net loans increased $23.4 million or 2.57%, and total assets increased $46.3 million or 3.01% at September 30, 2019 compared to December 31, 2018.

•	Total deposits increased 2.14% to $1.31 billion at September 30, 2019 compared to December 31, 2018.

•	Total cost of deposits remains at low levels at 0.17% and 0.10% for the quarter ended September 30, 2019 and 2018, respectively.

•	Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 43.24% and 42.09% for the quarters ended September 30, 2019 and 2018, respectively.

•
Capital positions remain strong at September 30, 2019 with a 11.47% Tier 1 Leverage Ratio; a 14.84% Common Equity Tier 1 Ratio; a 15.28% Tier 1 Risk-Based Capital Ratio; and a 16.13% Total Risk-Based Capital Ratio.

•	The Company declared a $0.11 per common share cash dividend, payable on November 15, 2019 to shareholders of record on November 1, 2019.

•
During the quarter ended September 30, 2019, the Company repurchased and retired a total of 188,383 shares of common stock at an average price paid per share of $20.53. During the nine months ended September 30, 2019, the Company has repurchased and retired a total of 508,983 shares at an average price paid per share of $20.01.

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“Average Loans and deposits grew on a linked quarter basis, notwithstanding our normal agricultural loan pay downs in the quarter,” stated James M. Ford, President & CEO of Central Valley Community Bank and Central Valley Community Bancorp.  “Our restructured sales teams are now in place with more emphasis on client revenue growth, so we believe we are positioned to finish the 2019 year strong and have a solid platform to begin 2020. As we enter 2020, the Company proudly celebrates the anniversary of our 40th year in business with solid capital levels to navigate whatever changes might be coming in interest rates and the economy.”
Net income for the nine months ended September 30, 2019 increased 6.16%, primarily driven by an increase in net interest income and an increase in net realized gains on sales and calls of investment securities, partially offset by an increase in non-interest expense and an increase in the provision for income taxes, compared to the nine months ended September 30, 2018. During the nine months ended September 30, 2019, the Company recorded a $525,000 provision for credit losses, compared to a $50,000 provision during the nine months ended September 30, 2018. Net interest income before the provision for credit losses for the nine months ended September 30, 2019 was $47,985,000, compared to $46,730,000 for the nine months ended September 30, 2018, an increase of $1,255,000 or 2.69%. The impact to interest income from the accretion of the loan marks on acquired loans was $750,000 and $906,000 for the nine months ended September 30, 2019 and 2018, respectively. In addition, net interest income before the provision for credit losses for the nine months ended September 30, 2019 was benefited by approximately $593,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status, as compared to a $355,000 in nonrecurring income for the nine months ended September 30, 2018. Excluding these reversals and benefits, net interest income for the nine months ended September 30, 2019 increased by $1,017,000 compared to the nine months ended September 30, 2018.
During the nine months ended September 30, 2019, the Company’s shareholders’ equity increased $13,444,000, or 6.12%, compared to December 31, 2018. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, and an increase in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI).
Return on average equity (ROE) for the nine months ended September 30, 2019 was 9.96%, compared to 10.16% for the nine months ended September 30, 2018. The decrease in ROE was primarily due to the increase in shareholders’ equity compared to the prior year period. The Company declared and paid $0.32 and $0.22 per

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share in cash dividends to holders of common stock during the nine months ended September 30, 2019 and 2018, respectively. Annualized return on average assets (ROA) was 1.44% for the nine months ended September 30, 2019 and 1.34% for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, the Company’s total assets increased 3.01%, and total liabilities increased 2.49%, compared to December 31, 2018.
Non-performing assets decreased by $583,000, or 21.28%, to $2,157,000 at September 30, 2019, compared to $2,740,000 at December 31, 2018. During the nine months ended September 30, 2019, the Company recorded $134,000 in net loan charge-offs, compared to $197,000 in net recoveries for the nine months ended September 30, 2018. The net charge-off (recovery) ratio, which reflects annualized net recoveries to average loans, was 0.02% for the nine months ended September 30, 2019, compared to (0.03)% for the same period in 2018. Total non-performing assets were 0.14% and 0.18% of total assets as of September 30, 2019 and December 31, 2018, respectively.
At September 30, 2019, the allowance for credit losses was $9,495,000, compared to $9,104,000 at December 31, 2018, a net increase of $391,000 reflecting the net charge-offs and provision during the period. The allowance for credit losses as a percentage of total loans was 1.01% and 0.99% as of September 30, 2019 and December 31, 2018, respectively. Total loans includes loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $160,455,000 at September 30, 2019 and $189,719,000 at December 31, 2018. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.21% and 1.25% as of September 30, 2019 and December 31, 2018, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.21% and 1.25%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at September 30, 2019.
The Company’s net interest margin (fully tax equivalent basis) was 4.54% for the nine months ended September 30, 2019, compared to 4.40% for the nine months ended September 30, 2018. The increase in net interest margin in the period-to-period comparison resulted from the increase in the effective yield on interest

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earning deposits in other banks and Federal Funds sold, the increase in the effective yield on average investment securities, and the increase in the yield on the Company’s loan portfolio.
For the nine months ended September 30, 2019, the effective yield on average total earning assets increased 23 basis points to 4.73% compared to 4.50% for the nine months ended September 30, 2018, while the cost of average total interest-bearing liabilities increased to 0.35% for the nine months ended September 30, 2019 as compared to 0.18% for the nine months ended September 30, 2018. Over the same periods, the cost of average total deposits increased to 0.15% for the nine months ended September 30, 2019 compared to 0.08% for the same period in 2018.
For the nine months ended September 30, 2019, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $492,766,000, a decrease of $44,785,000, or 8.33%, compared to the nine months September 30, 2018. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased to 3.13% for the nine months ended September 30, 2019, compared to 2.83% for the nine months ended September 30, 2018.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $19,574,000, from $911,862,000 for the nine months ended September 30, 2018 to $931,436,000 for the nine months ended September 30, 2019. The effective yield on average loans increased to 5.58% for the nine months ended September 30, 2019, compared to 5.48% for the nine months ended September 30, 2018.
Total average assets for the nine months ended September 30, 2019 was $1,571,245,000 compared to $1,589,365,000 for the nine months ended September 30, 2018, a decrease of $18,120,000 or 1.14%. During the nine months ended September 30, 2019 and 2018, the loan-to-deposit ratio was 71.96% and 71.49%, respectively. Total average deposits decreased $56,006,000 or 4.16% to $1,289,192,000 for the nine months ended September 30, 2019, compared to $1,345,198,000 for the nine months ended September 30, 2018. Average interest-bearing deposits decreased $54,083,000, or 6.81%, and average non-interest bearing demand deposits decreased $1,923,000, or 0.35%, for the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018. The Company’s ratio of average non-interest bearing deposits to total deposits was 42.60% for the nine months ended September 30, 2019, compared to 40.97% for the nine months ended September 30, 2018.

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Non-interest income for the nine months ended September 30, 2019 increased by $3,376,000 to $11,296,000, compared to $7,920,000 for the nine months ended September 30, 2018, primarily driven by an increase of $3,919,000 in net realized gains on sales and calls of investment securities, and an increase in loan placement fees of $101,000, offset by decrease in gain on sale of credit card portfolio of $462,000, a decrease in service charge income of $145,000, and a decrease of $45,000 in other income.
Non-interest expense for the nine months ended September 30, 2019 increased $1,314,000, or 3.90%, to $34,972,000 compared to $33,658,000 for the nine months ended September 30, 2018. The net increase year over year resulted from increases in information technology of $1,376,000, salaries and employee benefits of $497,000, amortization of core deposit intangible of $240,000, directors’ expenses of $171,000, and telephone expenses of $120,000, offset by decreases in occupancy and equipment expenses of $355,000, regulatory assessments of $259,000, acquisition and integration expenses of $217,000, professional services of $133,000, and operating losses of $112,000 in 2019 compared to 2018. The increase in the information technology expenses was a result of the Company outsourcing its network maintenance and IT support during the fourth quarter of 2018. The increase in the directors’ expenses was related to the change in the discount rate used to calculate the liability for deferred compensation and split dollar plans. The decrease in regulatory assessments was the result of the Company receiving a portion of its small bank assessment credit. The FDIC automatically applies small bank assessment credits to offset regular deposit insurance assessments for assessment periods where the Deposit Insurance Fund (DIF) reserve ratio is at or above 1.38 percent.
The Company recorded an income tax provision of $6,790,000 for the nine months ended September 30, 2019, compared to $4,934,000 for the nine months ended September 30, 2018. The effective tax rate for the nine months September 30, 2019 was 28.55% compared to 23.56% for the nine months September 30, 2018. The increase in the effective rate was a result of a decrease in tax-exempt interest.
Quarter Ended September 30, 2019
For the quarter ended September 30, 2019, the Company reported unaudited consolidated net income of $5,691,000 and earnings per diluted common share of $0.42, compared to consolidated net income of $5,752,000 and $0.42 per diluted share for the same period in 2018. The decrease in net income during the third quarter of 2019 compared to the same period in 2018 was primarily due to an increase in the provision for income taxes of

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$625,000, an increase in total non-interest expenses of $743,000, and an increase in provision for credit losses of $250,000, offset by an increase in net interest income of $298,000, and an increase in non-interest income of $1,259,000. The effective tax rate increased to 30.11% from 24.11% for the quarters ended September 30, 2019 and September 30, 2018, respectively. Net income for the immediately trailing quarter ended June 30, 2019 was $6,087,000, or $0.45 per diluted common share.
Annualized return on average equity (ROE) for the third quarter of 2019 was 9.77%, compared to 10.80% for the same period of 2018. The decrease in ROE reflects decrease in net income, notwithstanding an increase in shareholders’ equity. Annualized return on average assets (ROA) was 1.43% for the third quarter of 2019 compared to 1.48% for the same period in 2018. This decrease is due to a decrease in net income notwithstanding an increase in average assets.
In comparing the third quarter of 2019 to the third quarter of 2018, average total loans increased by $34,388,000, or 3.76%. During the third quarter of 2019, the Company recorded net loan charge-offs of $160,000 compared to $(105,000) net loan recoveries for the same period in 2018. The net charge-off (recovery) ratio, which reflects annualized net charge-offs to average loans, was 0.07% for the quarter ended September 30, 2019 compared to (0.05)% for the quarter ended September 30, 2018.
Average total deposits for the third quarter of 2019 decreased $12,187,000 or 0.93% to $1,303,263,000 compared to $1,315,450,000 for the same period of 2018. In comparing the third quarter of 2019 to the third quarter of 2018, average borrowed funds increased $15,516,000 or 220.02% to $22,568,000 compared to $7,052,000.
The Company’s net interest margin (fully tax equivalent basis) was 4.50% for the quarter ended September 30, 2019, compared to 4.53% for the quarter ended September 30, 2018. Net interest income, before provision for credit losses, increased $298,000, or 1.87%, to $16,205,000 for the third quarter of 2019, compared to $15,907,000 for the same period in 2018. The accretion of the loan marks on acquired loans increased interest income by $299,000 and $316,000 during the quarters ended September 30, 2019 and 2018, respectively. Net interest income during the third quarters of 2019 and 2018 benefited by approximately $250,000 and $180,000, respectively, from prepayment penalties and payoff of loans previously on nonaccrual status. The net interest margin period-to-period comparisons were impacted by the increase in the yield on total interest-bearing

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liabilities; offset by an increase in the yield on the average investment securities and an increase in the yield on the loan portfolio. Over the same periods, the cost of total deposits increased to 0.17% from 0.10%.
For the quarter ended September 30, 2019, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased by $16,953,000, or 3.37%, compared to the quarter ended September 30, 2018, and decreased by $10,093,000, or 2.03%, compared to the quarter ended June 30, 2019.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.07% for the quarter ended September 30, 2019, compared to 3.05% for the quarter ended September 30, 2018 and 3.17% for the quarter ended June 30, 2019. Total average loans, which generally yield higher rates than investment securities, increased by $34,388,000 to $948,673,000 for the quarter ended September 30, 2019, from $914,285,000 for the quarter ended September 30, 2018 and increased by $9,618,000 from $939,055,000 for the quarter ended June 30, 2019. The effective yield on average loans was 5.55% for the quarter ended September 30, 2019, compared to 5.53% and 5.55% for the quarters ended September 30, 2018 and June 30, 2019, respectively.
Total average assets for the quarter ended September 30, 2019 were $1,588,367,000 compared to $1,555,704,000 for the quarter ended September 30, 2018 and $1,584,122,000 for the quarter ended June 30, 2019, an increase of $32,663,000 and an increase of $4,245,000, or 2.10% and 0.27%, respectively.
Total average deposits decreased $12,187,000, or 0.93%, to $1,303,263,000 for the quarter ended September 30, 2019, compared to $1,315,450,000 for the quarter ended September 30, 2018. Total average deposits increased $29,104,000, or 2.28%, for the quarter ended September 30, 2019, compared to $1,274,159,000 for the quarter ended June 30, 2019. The Company’s ratio of average non-interest bearing deposits to total deposits was 43.24% for the quarter ended September 30, 2019, compared to 42.09% and 42.45% for the quarters ended September 30, 2018 and June 30, 2019, respectively.
Non-interest income increased $1,259,000, or 51.12%, to $3,722,000 for the third quarter of 2019 compared to $2,463,000 for the same period in 2018. For the quarter ended September 30, 2019, non-interest income included $1,685,000 net realized gains on sales and calls of investment securities compared to net realized gains of $380,000 for the same period in 2018, a $1,305,000 increase. During the third quarter of 2019 loan

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placement fees increased $81,000, offset by a decrease in other income of $168,000, and a decrease in service charge income of $67,000, compared to the same period in 2018. Credit card deconversion costs, which were deducted from the net gain on the sale of the credit card portfolio, were $116,000 during the quarter ended September 30, 2018. Non-interest income for the quarter ended September 30, 2019 decreased by $876,000 to $3,722,000, compared to $4,598,000 for the quarter ended June 30, 2019. The decrease compared to the trailing quarter was primarily a $774,000 decrease in net realized gains on sales and calls of investment securities, a $41,000 decrease in service charges, and a $104,000 decrease in other income.
Non-interest expense for the quarter ended September 30, 2019 increased $743,000, or 6.89%, to $11,534,000 compared to $10,791,000 for the quarter ended September 30, 2018. The net increase quarter over quarter was a result of an increase of $428,000 in information technology expenses, an increase in salaries and employee benefits of $344,000, an increase of $119,000 in telephone expenses, an increase of $78,000 in ATM/debit card expenses, an increase of $80,000 in amortization of core deposit intangibles, an increase in professional services of $61,000, and an increase of $43,000 in Internet banking expenses, partially offset by a decrease of $223,000 in regulatory assessments and a decrease in occupancy and equipment expenses of $172,000. The increase in salaries and employee benefits was the result of changes in long-term interest rates used to calculate the liability for deferred compensation plans and resulted in an additional expense of $391,000 during the quarter.
Non-interest expense for the quarter ended September 30, 2019 decreased by $238,000 compared to $11,772,000 for the trailing quarter ended June 30, 2019. The decrease compared to the trailing quarter was primarily due to a decrease in regulatory assessments of $203,000, a decrease in salaries and employee benefits of $181,000, and a decrease in occupancy and equipment expense of $135,000, partially offset by a non-recurring $120,000 increase in telephone expenses, a $67,000 increase in provision for income taxes, and a $75,000 increase in other non-interest expenses. The decrease in salaries and employee benefits of $181,000 was the result of decreased salaries, benefits, and interest on deferred compensation plans as a result of the change in the discount rate used to calculate the liability.
The Company recorded an income tax provision of $2,452,000 for the quarter ended September 30, 2019, compared to $1,827,000 for the quarter ended September 30, 2018. The effective tax rate for the quarter ended

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September 30, 2019 was 30.11% compared to 24.11% for the same period in 2018. The increase in the effective tax rate was the result of a decrease in tax exempt interest.
Quarterly Dividend Announcement
On October 16, 2019, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.11 per share on the Company’s common stock. The dividend is payable on November 15, 2019 to shareholders of record as of November 1, 2019.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions at the international, national or local level on the Company’s results of operations; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the quality of the Company’s earning assets; (7) changes in the regulatory environment; (8) fluctuations in the real estate market; (9) changes in business conditions and inflation; (10) changes in securities markets; and (11) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2018.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,	September 30,
(In thousands, except share amounts)	2019	2018	2018

ASSETS
Cash and due from banks	$38,344	$24,954	$29,748
Interest-earning deposits in other banks	4,603	6,725	17,528
Federal funds sold	90	48	31
Total cash and cash equivalents	43,037	31,727	47,307
Available-for-sale investment securities	469,927	463,905	434,697
Equity securities	7,507	7,254	7,184
Loans, less allowance for credit losses of $9,495, $9,104 and $9,025 at September 30, 2019, December 31, 2018, and September 30, 2018, respectively	933,008	909,591	902,852
Bank premises and equipment, net	7,804	8,484	8,869
Bank owned life insurance	30,047	28,502	28,329
Federal Home Loan Bank stock	6,062	6,843	6,843
Goodwill	53,777	53,777	53,777
Core deposit intangibles	2,051	2,572	2,746
Accrued interest receivable and other assets	30,907	25,181	26,822
Total assets	$1,584,127	$1,537,836	$1,519,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$572,736	$550,657	$534,636
Interest bearing	737,010	731,641	740,893
Total deposits	1,309,746	1,282,298	1,275,529
Short-term borrowings	5,000	10,000	—
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	31,044	20,645	25,307
Total liabilities	1,350,945	1,318,098	1,305,991
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 13,301,395, 13,754,965, and 13,796,489, at September 30, 2019, December 31, 2018, and September 30, 2018, respectively	94,516	103,851	104,506
Retained earnings	132,935	120,294	116,255
Accumulated other comprehensive income (loss), net of tax	5,731	(4,407)	(7,326)
Total shareholders’ equity	233,182	219,738	213,435
Total liabilities and shareholders’ equity	$1,584,127	$1,537,836	$1,519,426

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except share and per share amounts)	2019	2019	2018	2019	2018
INTEREST INCOME:
Interest and fees on loans	$13,238	$12,955	$12,691	$38,747	$37,216
Interest on deposits in other banks	74	59	170	283	312
Interest and dividends on investment securities:
Taxable	3,462	3,337	2,533	9,821	7,277
Exempt from Federal income taxes	153	429	896	1,144	3,008
Total interest income	16,927	16,780	16,290	49,995	47,813
INTEREST EXPENSE:
Interest on deposits	566	469	320	1,428	810
Interest on junior subordinated deferrable interest debentures	51	55	52	163	147
Other	105	310	11	419	126
Total interest expense	722	834	383	2,010	1,083
Net interest income before provision for credit losses	16,205	15,946	15,907	47,985	46,730
PROVISION FOR CREDIT LOSSES	250	300	—	525	50
Net interest income after provision for credit losses	15,955	15,646	15,907	47,460	46,680
NON-INTEREST INCOME:
Service charges	672	713	739	2,075	2,220
Net realized gains (loss) on sale of credit card portfolio	—	—	(116)	—	462
Appreciation in cash surrender value of bank owned life insurance	184	190	175	545	522
Interchange fees	374	384	381	1,101	1,106
Loan placement fees	288	220	207	647	546
Net realized gains on sales and calls of investment securities	1,685	2,459	380	5,196	1,277
Federal Home Loan Bank dividends	109	118	119	348	358
Other income	410	514	578	1,384	1,429
Total non-interest income	3,722	4,598	2,463	11,296	7,920
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,731	6,912	6,387	20,133	19,636
Occupancy and equipment	1,317	1,452	1,489	4,248	4,603
Professional services	404	280	343	1,011	1,144
Data processing expense	390	401	409	1,186	1,259
Directors’ expenses	184	193	158	552	381
ATM/Debit card expenses	270	186	192	647	569
Information technology	614	605	186	1,996	620
Regulatory assessments	(69)	134	154	217	476
Advertising	190	198	192	590	569
Internet banking expenses	215	199	172	608	542
Amortization of core deposit intangibles	174	173	94	521	281
Other expense	1,114	1,039	1,015	3,263	3,578
Total non-interest expenses	11,534	11,772	10,791	34,972	33,658
Income before provision for income taxes	8,143	8,472	7,579	23,784	20,942
PROVISION FOR INCOME TAXES	2,452	2,385	1,827	6,790	4,934
Net income	$5,691	$6,087	$5,752	$16,994	$16,008

Net income per common share:
Basic earnings per common share	$0.43	$0.45	$0.42	$1.26	$1.17

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Weighted average common shares used in basic computation	13,360,030	13,533,724	13,715,141	13,515,109	13,692,657
Diluted earnings per common share	$0.42	$0.45	$0.42	$1.25	$1.16
Weighted average common shares used in diluted computation	13,450,187	13,635,834	13,836,828	13,615,552	13,821,828
Cash dividends per common share	$0.11	$0.11	$0.08	$0.32	$0.22

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Sept. 30	Jun. 30	Mar. 31	Dec. 31,	Sept. 30
For the three months ended	2019	2019	2019	2018	2018
(In thousands, except share and per share amounts)
Net interest income	$16,205	$15,946	$15,835	$15,973	$15,907
Provision for (reversal of) credit losses	250	300	(25)	—	—
Net interest income after provision for credit losses	15,955	15,646	15,860	15,973	15,907
Total non-interest income	3,722	4,598	2,976	2,404	2,463
Total non-interest expense	11,534	11,772	11,667	11,410	10,791
Provision for income taxes	2,452	2,385	1,953	1,686	1,827
Net income	$5,691	$6,087	$5,216	$5,281	$5,752
Basic earnings per common share	$0.43	$0.45	$0.38	$0.38	$0.42
Weighted average common shares used in basic computation	13,360,030	13,533,724	13,646,489	13,721,087	13,715,141
Diluted earnings per common share	$0.42	$0.45	$0.38	$0.38	$0.42
Weighted average common shares used in diluted computation	13,450,187	13,635,834	13,755,615	13,834,662	13,836,828

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
As of and for the three months ended	2019	2019	2019	2018	2018
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.01%	0.98%	0.99%	0.99%	0.99%
Non-performing assets to total assets	0.14%	0.15%	0.10%	0.18%	0.27%
Total non-performing assets	$2,157	$2,442	$1,548	$2,740	$4,133
Total nonaccrual loans	$2,157	$2,442	$1,548	$2,740	$4,133
Net loan charge-offs (recoveries)	$160	$13	$(39)	$(79)	$(105)
Net charge-offs (recoveries) to average loans (annualized)	0.07%	0.01%	(0.02)%	(0.03)%	(0.05)%
Book value per share	$17.53	$17.18	$16.63	$15.98	$15.47
Tangible book value per share	$13.33	$13.02	$12.52	$11.87	$11.37
Tangible common equity	$177,354	$175,678	$171,279	$163,389	$156,911
Cost of total deposits	0.17%	0.15%	0.12%	0.10%	0.10%
Interest and dividends on investment securities exempt from Federal income taxes	$153	$429	$562	$530	$896
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.50%	4.50%	4.63%	4.55%	4.53%
Return on average assets (2)	1.43%	1.54%	1.35%	1.37%	1.48%
Return on average equity (2)	9.77%	10.68%	9.42%	9.82%	10.80%
Loan to deposit ratio	71.96%	74.20%	71.32%	71.64%	71.49%
Efficiency ratio	62.07%	63.64%	63.92%	60.80%	58.65%
Tier 1 leverage - Bancorp	11.47%	11.43%	11.69%	11.48%	11.16%
Tier 1 leverage - Bank	11.36%	11.36%	11.64%	11.32%	11.06%
Common equity tier 1 - Bancorp	14.84%	14.72%	15.13%	15.13%	15.17%
Common equity tier 1 - Bank	15.13%	15.08%	15.50%	15.38%	15.51%
Tier 1 risk-based capital - Bancorp	15.28%	15.16%	15.58%	15.59%	15.64%
Tier 1 risk-based capital - Bank	15.13%	15.08%	15.50%	15.38%	15.51%
Total risk-based capital - Bancorp	16.13%	16.00%	16.41%	16.44%	16.51%
Total risk based capital - Bank	15.98%	15.91%	16.34%	16.23%	16.37%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
AVERAGE AMOUNTS	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Federal funds sold	$82	$119	$22	$102	$39
Interest-bearing deposits in other banks	13,943	11,195	33,939	16,531	23,509
Investments	472,227	485,031	469,244	476,133	514,003
Loans (1)	946,136	936,602	910,164	928,874	907,779
Earning assets	1,432,388	1,432,947	1,413,369	1,421,640	1,445,330
Allowance for credit losses	(9,423)	(9,234)	(9,005)	(9,261)	(8,873)
Nonaccrual loans	2,537	2,453	4,121	2,562	4,083
Other non-earning assets	162,865	157,956	147,219	156,304	148,825
Total assets	$1,588,367	$1,584,122	$1,555,704	$1,571,245	$1,589,365

Interest bearing deposits	$739,765	$733,291	$761,736	$739,950	$794,033
Other borrowings	22,568	53,952	7,052	27,490	14,203
Total interest-bearing liabilities	762,333	787,243	768,788	767,440	808,236
Non-interest bearing demand deposits	563,498	540,868	553,714	549,242	551,165
Non-interest bearing liabilities	29,459	28,078	20,174	27,012	19,914
Total liabilities	1,355,290	1,356,189	1,342,676	1,343,694	1,379,315
Total equity	233,077	227,933	213,028	227,551	210,050
Total liabilities and equity	$1,588,367	$1,584,122	$1,555,704	$1,571,245	$1,589,365

AVERAGE RATES
Federal funds sold	2.15%	2.40%	1.95%	2.32%	1.79%
Interest-earning deposits in other banks	2.12%	2.11%	1.99%	2.28%	1.77%
Investments	3.10%	3.20%	3.13%	3.16%	2.88%
Loans (3)	5.55%	5.55%	5.53%	5.58%	5.48%
Earning assets	4.70%	4.73%	4.64%	4.73%	4.50%
Interest-bearing deposits	0.30%	0.26%	0.17%	0.26%	0.14%
Other borrowings	2.76%	2.71%	3.52%	2.82%	2.56%
Total interest-bearing liabilities	0.38%	0.42%	0.20%	0.35%	0.18%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.50%	4.50%	4.53%	4.54%	4.40%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $41, $114, and $238, for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $305 and $800 for the nine months ended September 30, 2019 and 2018, respectively.

(3)
Loan yield includes loan fees (costs) for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018 of $72, $(42), and $176, respectively. Loan yield includes loan fees (costs) for the nine months ended September 30, 2019 and 2018 of $56 and $404, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322